Exhibit 99.1

Media Contact: Mark Goldman 612.851.7802 mgoldman@valspar.com	Investor Contact: Tyler Treat 612.851.7358 ttreat@valspar.com

Valspar Reports Third-Quarter Results

Company Reaffirms Fiscal 2012 Guidance of $3.20 to $3.30

Minneapolis, Minn. – August 14, 2012 – The Valspar Corporation (NYSE:VAL) today reported its results for the third-quarter ended July 27, 2012.

Third-quarter sales totaled $1.08 billion, an increase of one percent from the third quarter of 2011. Third-quarter adjusted net income per share was $0.97 in 2012, an increase of 21 percent from $0.80 in 2011. Third-quarter adjusted net income per share in 2012 excludes $0.05 per share in restructuring charges. Third-quarter adjusted net income per share in 2011 excludes $0.10 per share in restructuring charges. Net income for the third quarter of 2012 was $86.4 million and reported earnings per share were $0.92. Net income for the third quarter of 2011 was $67.4 million and reported earnings per share were $0.70.

“We were pleased with our performance in the quarter,” said Gary E. Hendrickson, chairman and chief executive officer. “Excluding negative currency impact, our revenue increased three percent and our strong earnings growth is the outcome of excellent execution in a challenging global environment. Looking ahead to our fourth quarter, we expect continued softness in some international markets and modest growth in North America. However, we are confident the strength of our portfolio, our growth initiatives and our proven ability to drive productivity improvements will offset these challenges and we are reaffirming our adjusted full year earnings per share guidance of $3.20 to $3.30.”

Hendrickson and Lori A. Walker, senior vice president and chief financial officer, will conduct a conference call for investors at 10:00 a.m. Central Time (11:00 a.m. Eastern Time) today. The call can be heard live over the Internet at Valspar’s website at www.valsparcorporate.com under Investor Relations. Those unable to participate during the live broadcast can access an archive of the call on the Valspar website. A taped delay of the call will also be available from 12:30 p.m. Central Time August 14 through Midnight on August 28 by dialing +1 (800) 475-6701 from within the U.S. or +1 (320) 365-3844 from outside of the U.S., using access code 256471.

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About The Valspar Corporation
The Valspar Corporation (NYSE: VAL) is a global leader in the paint and coatings industry. Since 1806, Valspar has been dedicated to bringing customers the latest innovations, the finest quality and the best customer service in the coatings industry.

FORWARD-LOOKING STATEMENTS
Certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements are based on management’s current expectations, estimates, assumptions and beliefs about future events, conditions and financial performance. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from such statements. Any statement that is not historical in nature is a forward-looking statement. We may identify forward-looking statements with words and phrases such as “expects,” “projects,” “estimates,” “anticipates,” “believes,” “could,” “may,” “will,” “plans to,” “intend,” “should” and similar expressions.  These risks, uncertainties and other factors include, but are not limited to, deterioration in general economic conditions, both domestic and international, that may adversely affect our business; fluctuations in availability and prices of raw materials, including raw material shortages and other supply chain disruptions, and the inability to pass along or delays in passing along raw material cost increases to our customers; dependence of internal sales and earnings growth on business cycles affecting our customers and growth in the domestic and international coatings industry; market share loss to, and pricing or margin pressure from, larger competitors with greater financial resources; significant indebtedness that restricts the use of cash flow from operations for acquisitions and other investments; dependence on acquisitions for growth, and risks related to future acquisitions, including adverse changes in the results of acquired businesses, the assumption of unforeseen liabilities and disruptions resulting from the integration of acquisitions; risks and uncertainties associated with operations and achievement of profitable growth in developing markets, including Asia and Central and South America; loss of business with key customers; damage to our reputation and business resulting from product claims or recalls, litigation, customer perception and other matters; our ability to respond to technology changes and to protect our technology; changes in governmental regulation, including more stringent environmental, health and safety regulations; our reliance on the efforts of vendors, government agencies, utilities and other third parties to achieve adequate compliance and avoid disruption of our business; unusual weather conditions adversely affecting sales; changes in accounting policies and standards and taxation requirements such as new tax laws or revised tax law interpretations; the nature, cost and outcome of pending and future litigation and other legal proceedings; and civil unrest and the outbreak of war and other significant national and international events. We undertake no obligation to subsequently revise any forward-looking statement to reflect new information, events or circumstances after the date of such statement, except as required by law.

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THE VALSPAR CORPORATION

COMPARATIVE CONSOLIDATED EARNINGS

For the Quarters Ended July 27, 2012 and July 29, 2011

(Dollars in thousands, except per share amounts)

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net Sales	$1,078,348	$1,070,482	$2,996,567	$2,905,615
Cost of Sales	714,398	746,145	1,983,861	2,006,855
Gross Profit	363,950	324,337	1,012,706	898,760
Research and Development	29,703	30,049	86,038	87,932
Selling, General and Administrative	191,877	183,596	562,915	537,232
Operating Expenses	221,580	213,645	648,953	625,164
Income From Operations	142,370	110,692	363,753	273,596
Interest Expense	16,482	15,801	51,559	46,846
Other (Income) Expense, Net	(1,056)	552	(1,212)	1,099
Income Before Income Taxes	126,944	94,339	313,406	225,651
Income Taxes	40,538	26,952	94,678	68,529
Net Income	$86,406	$67,387	$218,728	$157,122
Average Number of Shares O/S - basic	90,601,291	93,063,614	91,843,596	94,788,124
Average Number of Shares O/S - diluted	93,573,205	95,851,211	94,775,436	97,670,507
Net Income per Common Share - basic	$0.95	$0.72	$2.38	$1.66
Net Income per Common Share - diluted	$0.92	$0.70	$2.31	$1.61

NON-GAAP FINANCIAL MEASURES

In the accompanying press release, we have reported non-GAAP financial measures - "Adjusted net income per common share – diluted” and "Full year guidance for adjusted net income per common share - diluted". We disclose these measures because we believe the measures may assist investors in comparing our results of operations in the respective periods without regard to the effect on results of (i) after-tax restructuring charges and (ii) after-tax acquisition-related charges.

NON-GAAP RECONCILIATION

The following is a reconciliation of "Net income per common share - diluted" to "Adjusted net income per common share - diluted" for the periods presented:

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
Net Income per Common Share - diluted	$0.92	$0.70	$2.31	$1.61
Restructuring Charges	0.05	0.10	0.12	0.12
Acquisition-related Charges	—	—	—	0.09
Adjusted Net Income per Common Share - diluted	$0.97	$0.80	$2.43	$1.82

The following is a reconciliation of "Forecasted net income per common share - diluted" to our "Full year guidance for adjusted net income per common share - diluted" for the period presented:

Full Year
2012
Forecasted Net Income per Common Share - diluted	$3.04 - $3.12
Restructuring Charges	$0.16 - $0.18
Full Year Guidance for Adjusted Net Income per Common Share - diluted	$3.20 - $3.30

	July 27,	October 28,	July 29,
	2012	2011	2011
	(Unaudited)	(Note)	(Unaudited)
Assets
Current Assets:
Cash and Cash Equivalents	$181,478	$178,167	$152,509
Restricted Cash	19,828	20,378	21,062
Accounts and Notes Receivable, Net	745,933	664,855	715,392
Inventories	377,226	336,750	429,733
Deferred Income Taxes	47,720	50,685	50,548
Prepaid Expenses and Other	91,609	74,302	78,302
Total Current Assets	1,463,794	1,325,137	1,447,546
Goodwill	1,050,942	1,058,006	1,396,203
Intangibles, Net	547,604	553,286	657,880
Other Assets	18,876	13,560	13,195
Long Term Deferred Income Taxes	1,916	1,909	4,988
Property, Plant & Equipment, Net	541,978	548,253	574,542
Total Assets	$3,625,110	$3,500,151	$4,094,354

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term Debt	$115,993	$169,516	$267,995
Current Portion of Long-Term Debt	—	207,803	208,594
Trade Accounts Payable	521,654	463,580	504,401
Income Taxes	40,239	17,684	43,205
Other Accrued Liabilities	349,224	401,350	357,153
Total Current Liabilities	1,027,110	1,259,933	1,381,348
Long Term Debt, Net of Current Portion	1,056,955	679,805	688,245
Deferred Income Taxes	208,299	214,920	265,300
Other Long Term Liabilities	136,091	132,943	151,245
Total Liabilities	2,428,455	2,287,601	2,486,138
Stockholders' Equity	1,196,655	1,212,550	1,608,216
Total Liabilities and Stockholders' Equity	$3,625,110	$3,500,151	$4,094,354

NOTE: The Balance Sheet at October 28, 2011 has been derived from the audited consolidated financial statements at that date.

THE VALSPAR CORPORATION

OTHER FINANCIAL DATA

For the Quarters Ended July 27, 2012 and July 29, 2011

(Dollars in thousands)

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
I. Comparison year over year
Gross Profit, as a percentage of net sales (1)
Gross Profit, reported	33.8%	30.3%	33.8%	30.9%
Gross Profit, adjusted (2)	34.2%	31.4%	34.1%	31.8%

Operating Expense as a percentage of net sales (1)
Operating Expense, reported	20.5%	20.0%	21.7%	21.5%
Operating Expense, adjusted (2)	20.3%	19.8%	21.4%	21.4%

Operating Profit (Loss), as a percentage of net sales (1)
Operating Profit, reported	13.2%	10.3%	12.1%	9.4%
Operating Profit, adjusted (2)	13.8%	11.7%	12.7%	10.5%

	Third Quarter		Year-to-Date
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
II. Segment Data
Sales
Coatings	$569,713	$560,759	$1,605,187	$1,526,284
Paint	442,576	441,553	1,208,444	1,195,884
All Other less intersegment sales	66,059	68,170	182,936	183,447
Total	$1,078,348	$1,070,482	$2,996,567	$2,905,615

Earnings Before Interest and Taxes (EBIT) (1)
Coatings	$98,252	$67,806	$261,248	$178,544
Paint	48,819	42,079	121,506	100,556
All Other	(3,645)	255	(17,789)	(6,603)
Total	$143,426	$110,140	$364,965	$272,497

Earnings Before Interest and Taxes (EBIT) (1), adjusted (2)
Coatings	$98,113	$76,052	$262,144	$191,107
Paint	52,532	47,673	133,017	117,966
All Other	(355)	599	(13,817)	(6,259)
Total	$150,290	$124,324	$381,344	$302,814

(1) Certain amounts in prior year financial statements have been reclassified to conform with the 2012 presentation.

(2) Excludes restructuring charges in all periods and acquisition-related charges in the 2011 YTD period.